UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

ONTO INNOVATION INC.
(Exact name of registrant as specified in its charter)
Delaware	001-39110	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 253-6200

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of a Named Executive Officer

On October 1, 2021, Robert A. Koch, the Company’s Vice President and General Counsel, notified the Company that he intends to retire sometime in 2022.  The Company expects Mr. Koch to continue in his current role until the Company appoints his successor to facilitate an orderly transition of responsibilities.  The effective date of Mr. Koch’s retirement will be disclosed once finally determined.

(c) Appointment of Chief Operating Officer

The Board of Directors of Onto Innovation Inc. (the “Company”) has appointed James Harlow (“Mr. Harlow”) as the Company’s Chief Operating Officer effective on October 1, 2021 (the “Effective Date”). Mr. Harlow, age 49, has over 20 years of experience in semiconductor operations and has managed operations teams around the world. Mr. Harlow has served for the last eight years in senior operations management roles, at Applied Materials, Inc. (NASDAQ:AMAT), a U.S. semiconductor capital equipment manufacturer (“Applied”).  While at Applied, Mr. Harlow served from December 2019 to September 2021 as Managing Director, Applied Global Services – Operations and Supply Chain, from December 2017 to December 2019 as Senior Director, Applied Global Services – Operations and Supply Chain, and from September 2013 to December 2017 as Director Worldwide Operations. Mr. Harlow holds a M.S. degree from Abilene Christian University, an M.B.A. from University of Phoenix, and a B.S. degree from Thomas Edison State College.

Mr. Harlow accepted the Company’s offer of employment, effective as of the Effective Date, which provides that Mr. Harlow will be eligible: (a) to receive an annualized base salary of $300,000; (b) under the Company’s Tier I Incentive Compensation Plan with a cash bonus target incentive of 60% of his base salary to be pro-rated for 2021; (c) under the Company’s Tier I Incentive Compensation Plan to receive an annual equity grant in 2022 with a grant date value of approximately $250,000 with 50% of the grant in the form of time-based restricted stock units and 50% of the grant in the form of market-based performance stock units; (d) to receive a one-time equity grant of time-based restricted stock units with a value of $300,000 at the time of grant (vesting ratably over a three year period on the anniversary date of the grant); (e) to receive a one-time cash signing bonus of $200,000; (f) to receive relocation support with a maximum value of $85,000; and (g) to participate under the Company’s benefits plans.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Onto Innovation Inc.

Date: October 5, 2021	By: /s/ Robert A. Koch
Robert A. Koch VP, General Counsel & Secretary